CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Quarterly Report of Nanoasia Ltd. (the “Company”) on Form 10-Q for the quarter ended February 28, 2009 filed with the Securities and Exchange Commission (the “Report”), I,  Ryan Chi Wing So, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/Ryan Chi Wing So

Name:	Ryan Chi Wing So

Title:	Principal Executive Officer and Director

Date:	April 14, 2009

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Ryan Chi Wing So and will be retained by Ryan Chi Wing So and furnished to the Securities and Exchange Commission or its staff upon request.